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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               December 29, 2004


                             VIEWPOINT CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                      0-27168                  95-4102687
        --------                      -------                  ----------
 (state or other juris-             (Commission             (I.R.S. Employer
diction of incorporation)           File Number)          (Identification No.)


498 Seventh Avenue, Suite 1810, New York, NY                 10018
--------------------------------------------                 ------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (212) 201-0800
                                                    --------------
                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01   Entry into a Material Definitive Arrangement.

            On December 29, 2004, Viewpoint Corporation entered into an agreement with Robert E. Rice under which, among other things: (a) Mr. Rice will remain employed by Viewpoint as Executive Chairman for the period beginning on January 1, 2005 and ending on June 30, 2005 at a salary of $165,000 for the semi-annual period payable in accordance with Viewpoint's standard payroll practices; (b) unless Mr. Rice's employment is terminated before June 30, 2005 for "cause" (as defined in the agreement) or Mr. Rice's employment is terminated by Mr. Rice before June 30, 2005 without "good reason" (as defined in the agreement), Viewpoint will pay to Mr. Rice $165,000 in semi-monthly installments over the period beginning in July 2005 and ending in December 2005 and the portion of an option (the "Option") to acquire 200,000 shares of Viewpoint common stock issued to Mr. Rice in November 2003 that had not vested by June 30, 2005 would vest on that date; (c) Mr. Rice would receive a payment equal to two times the rate of his annual salary and the unvested portion (if any) of the Option would vest if Viewpoint undergoes a "change in control" (as defined in the agreement) before September 1, 2005; and
            (d) the parties terminated an earlier agreement between Mr. Rice and Viewpoint under which Mr. Rice was entitled, among other things, to a payment equal to three times his base salary if Viewpoint completed a change in control transaction during Mr. Rice's employment.

            The terms of the agreement replace any benefits and payments that would have been due to Mr. Rice under an earlier employment agreement between the parties that terminates on December 31, 2004.

            For a complete description of the terms of the agreement, reference is made to the Employment Agreement attached hereto as Exhibit 10.1.


Item 9.01   Financial Statements and Exhibits.

            (c) Exhibits

                The following exhibit is filed herewith:

                10.1 Employment Agreement, dated as of December 29, 2004, by and between Viewpoint Corporation and Robert E. Rice.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VIEWPOINT CORPORATION


                                          /s/ Jerry S. Amato
                                        -----------------------------
                                        Jerry S. Amato
                                        President and Chief Executive Officer



Dated:  December 30, 2004